FIFTH AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIFTH AMENDMENT dated as of February 25, 2015, to the Fund Accounting Servicing Agreement, dated as of October 23, 2009, as amended November 8, 2011, February 14, 2012, February 21, 2013 and September 1, 2014 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the GERSTEIN FISHER FUNDS (the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS

By:   /s/ John P. Buckel

Printed Name:   John P. Buckel

Title:   President
U.S. BANKCORP FUND SERVICES, LLC

By:    /s/ Michael R. McVoy

 Printed Name:   Michael R. McVoy

Title:  Executive Vice President

Amended Exhibit B to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

Gerstein Fisher Funds FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at February 1, 2015
Annual Fee Based Upon Average Net Assets Per Fund*
        ____ basis points on the first $____
        ____ basis points on the next $____
        ____ basis points on the balance
Minimum annual fee:  $____ per fund (Reduced to $____ for year 1 & 2)
▪          Additional fee of $____ for each additional class
▪          Additional fee of $____ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪          Daily performance reporting
▪          Advisor Information Source Web portal
▪          USBFS Legal Administration (e.g., registration statement update)

Chief Compliance Officer Annual Fees
▪          $____ per fund (subject to change based on Board review and approval)
▪          $____ distributor fee (if using an external distributor)

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

Additional Fund Legal Services
▪          Subsequent new fund launch - $____ per fund
▪          Subsequent new share class launch - $____ per project
*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B.

By:  Gerstein, Fisher & Associates, Inc.

Name: /s/ Gregg S. Fisher______________

Title: __President___________________________          Date: __3/2/15_________________________

Amended Exhibit B (continued) to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at March 1, 2013

Out-Of-Pocket Expenses
▪          Pricing Services
−          $____ Domestic and Canadian Equities/Options
−          $____ Corp/Gov/Agency Bonds/International Equities/Futures
−          $____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
−          $____ /Fund per Day - Bank Loans
−          $____ /Fund per Day - Credit Default Swaps
−          $____ /Fund per Day - Basic Interest Rate Swaps
−          $____ /Fund per Month - Mutual Fund Pricing
−          $____ /Foreign Equity Security per Month for Corporate Action Service
−          $____ /Month Manual Security Pricing (>10/day)
▪          Factor Services (BondBuyer)
−          $____ /CMO/Month
−          $____ /Mortgage Backed/Month
−          $____ /Month Minimum/Fund Group
▪          Fair Value Services (FT Interactive)
−          $____ on the First 100 Securities/Day
−          $____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Alternative source costs may vary.